PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                                          November 17, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential Institutional Liquidity Portfolio, Inc.
                  File No. 811-5336


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended September 30, 2003. The enclosed is being filed electronically via the EDGAR System.


                                                           Yours truly,


                                                        /s/ Jonathan D. Shain
                                                           Jonathan D. Shain
                                                             Secretary




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 17th day of November 2003.


Prudential Institutional Liquidity Portfolio, Inc.


Witness:  /s/ Floyd L. Hoelscher		By:  /s/ Jonathan D. Shain
                Floyd L. Hoelscher			Jonathan D. Shain
         Secretary




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